Exhibit 99.1

Collectors Universe Reports Financial Results for Q1, 2016

NEWPORT BEACH, CA – November 4, 2015 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced financial results for its first quarter of fiscal year 2016.

Operational and Financial Highlights:

■	Income from continuing operations in this year’s first quarter increased to $1.9 million or $0.23 per diluted share from $1.8 million or $0.21 per diluted share in last year’s first quarter.

■

Operating income in this year’s first quarter increased to $3.2 million from $3.0 million in last year’s first quarter as non-cash stock-based compensation declined to $0.2 million in this year’s first quarter as compared to $0.9 million in last year’s first quarter. Additionally, this year’s first quarter included $0.3 million of costs associated with Collectors.com.

■

Services revenues in the first quarter declined by $1.6 million or 10% to $14.6 million from $16.2 million in last year’s first quarter. That decline was driven by a $1.8 million or 16% reduction in coin services revenues, resulting from lower revenue earned from the U.S. Mint’s very popular Baseball Hall of Fame and 50th Anniversary Kennedy modern coin programs that favorably impacted last year’s first quarter. There were no comparable U.S. Mint programs in this year’s first quarter. The other parts of our coin business were substantially unchanged and our cards and autographs revenue grew by $0.2 million or 4%, representing the 21st straight quarter-on-quarter revenue growth in that business.

■	Coin service revenues generated by our overseas operations increased to 6% of service revenues in this year’s first quarter as compared to 5% of service revenues in the same quarter of last year.

■	The services gross profit margin was 65% in this year’s first quarter as compared to 64% in last year’s first quarter, reflecting the mix of coin revenues in the quarter.

■

The Company’s cash position as of September 30, 2015 was $14.7 million as compared to $17.3 million as of June 30, 2015. Net cash used of $2.6 million included $1.0 million of cash generated from continuing operations offset by $3.0 million used to pay cash dividends to stockholders and $0.4 million used for capital expenditures.

■	On October 28, 2015, we announced our quarterly cash dividend of $0.35 per share, which will be paid on November 27, 2015 to stockholders of record on November 13, 2015.

Commentary and Outlook

Robert Deuster, Chief Executive Officer, stated, “On balance our businesses performed well this last quarter, given that the activity in commemorative coins was down compared to last year’s successful Baseball HOF and Kennedy modern coin programs. We saw growth in our sports/autographs business. Despite the revenue reduction, our operating margins continued to be very healthy. I am also pleased to announce that we launched our Collectors.com collectibles search engine in August after a significant development effort in FY2015. This enhanced search engine is geared towards the collector who is seeking to find a sought-after collectible from a single source. We continue to be optimistic about the markets we serve and the new capabilities we are bringing to market to support our future growth.”

Collectors Universe, Inc.

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, November 4, 2015 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 888-203-7667 or 719-457-2080, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through November 18, 2015 by dialing 888-203-1112 or 719-457-0820 and entering access code 5718240#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”), and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income , making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the risks that the economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions in the United States and worldwide will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will, prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our future financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2015 which we filed with the Securities and Exchange Commission on August 27, 2015 and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Collectors Universe, Inc.

Contact:

Joseph Wallace

Chief Financial Officer

Collectors Universe

949-567-1245

Email: jwallace@collectors.com

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Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2015	2014
Net revenues:
Grading, authentication and related services	$14,613	$16,169
Product sales	5	9
	14,618	16,178
Cost of revenues:
Grading, authentication and related services	5,139	5,778
Product sales	8	18
	5,147	5,796
Gross profit	9,471	10,382
Operating Expenses:
Selling and marketing expenses	2,169	2,367
General and administrative expenses	4,107	4,990
Total operating expenses	6,276	7,357
Operating income	3,195	3,025
Interest and other income, net	(26)	6
Income before provision for income taxes	3,169	3,031
Provision for income taxes	1,226	1,249
Income from continuing operations	1,943	1,782
Income (loss) from discontinued operations, net of income taxes	(12)	22
Net income	$1,931	$1,804

Net income per basic share:
Income from continuing operations	$0.23	$0.21
Income (loss) from discontinued operations	-	0.01
Net income	$0.23	$0.22

Net income per diluted share:
Income from continuing operations	$0.23	$0.21
Income (loss) from discontinued operations	-	-
Net income	$0.23	$0.21

Weighted average shares outstanding:
Basic	8,434	8,326
Diluted	8,534	8,502
Dividends declared per common share	$0.35	$0.325

Note:
Non-cash stock-based compensation included above	$151	$932

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$14,663	$17,254
Accounts receivable, net of allowance of $32 and $33 at September 30, 2015 and June 30, 2015, respectively	2,639	2,460
Inventories, net	1,778	1,619
Prepaid expenses and other current assets	930	940
Deferred income tax assets	1,599	1,599
Total current assets	21,609	23,872

Property and equipment, net	2,290	2,326
Goodwill	2,083	2,083
Intangible assets, net	1,669	1,558
Deferred income tax assets	1,945	1,945
Other assets	346	236
Non-current assets of discontinued operations	182	182
	$30,124	$32,202
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,220	$1,961
Accrued liabilities	2,572	2,898
Accrued compensation and benefits	2,062	3,890
Income taxes payable	1,577	521
Deferred revenue	2,385	2,621
Current liabilities of discontinued operations	732	778
Total current liabilities	11,548	12,669

Deferred rent	410	422
Non-current liabilities of discontinued operations	542	642

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 8,882 issued and outstanding at both September 30, 2015 and June 30, 2015.	9	9
Additional paid-in capital	79,997	79,848
Accumulated deficit	(62,382)	(61,388)
Total stockholders’ equity	17,624	18,469
	$30,124	$32,202

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,931	$1,804
Discontinued operations	12	(22)
Income from continuing operations	1,943	1,782
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization expense	341	341
Stock-based compensation expense	151	932
Provision for bad debts	1	-
Provision for inventory write-down	9	67
Provision for warranty	107	130
Gain on sale of property and equipment	(4)	(1)
Change in operating assets and liabilities:
Accounts receivable	(182)	(180)
Inventories	(168)	(391)
Prepaid expenses and other	10	527
Other assets	(111)	13
Accounts payable and accrued liabilities	(55)	(335)
Accrued compensation and benefits	(1,829)	(1,786)
Income taxes payable	1,054	660
Deferred revenue	(236)	(182)
Deferred rent	(12)	(8)
Net cash provided by operating activities of continuing operations	1,019	1,569
Net cash used in operating activities of discontinued businesses	(157)	(168)
Net cash provided by operating activities	862	1,401

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of business	3	76
Capital expenditures	(188)	(44)
Capitalized software	(202)	(16)
Patents and other intangibles	(20)	(2)
Proceeds from sale of property and equipment	-	2
Net cash used in investing activities	(407)	16

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to common stockholders	(3,046)	(2,738)
Payments for retirement of common stock	-	(440)
Net cash used in financing activities	(3,046)	(3,178)

Net decrease in cash and cash equivalents	(2,591)	(1,761)
Cash and cash equivalents at beginning of period	17,254	19,909
Cash and cash equivalents at end of period	$14,663	$18,148

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$-	$-
Income taxes paid during the period	$165	$602